    As filed with the Securities and Exchange Commission on November 15, 2002

                                                           Registration No. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                          THE SHERWIN-WILLIAMS COMPANY
             (Exact name of registrant as specified in its charter)

                                 ---------------

             OHIO                                   34-0526850
 (State or other jurisdiction of         (I.R.S. Employer Identification No.)
incorporation or organization)

                            101 PROSPECT AVENUE, N.W.
                              CLEVELAND, OHIO 44115
          (Address, including zip code, of principal executive offices)


                  THE SHERWIN-WILLIAMS COMPANY 2003 STOCK PLAN
                            (Full title of the plan)

                                  L.E. STELLATO
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                          THE SHERWIN-WILLIAMS COMPANY
                            101 PROSPECT AVENUE, N.W.
                              CLEVELAND, OHIO 44115
                                 (216) 566-2000
 (Name, address and telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

======================== ======================= ======================== ========================== =====================
                                                    Proposed maximum          Proposed maximum
Title of securities to        Amount to be           offering price          aggregate offering           Amount of
     be Registered           Registered (1)           per share (2)               price (2)            registration fee
------------------------ ----------------------- ------------------------ -------------------------- ---------------------
  Common Stock, $1.00
  par value per share       9,195,735 shares             $27.99                 $257,388,623               $23,680
          (3)
======================== ======================= ======================== ========================== =====================

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares as may be issuable as a result of the anti-dilution provisions of the employee benefit plan described herein.

(2) This amount is estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee based upon the average of the high and low prices of our common stock as reported on the New York Stock Exchange on November 11, 2002.

(3) Shares of the Registrant's common stock are accompanied by rights to purchase cumulative redeemable serial preferred stock issued pursuant to a rights agreement, dated as of April 23, 1997. Until the occurrence of certain prescribed events, none of which has occurred, these rights are not exercisable, are evidenced by the certificates representing our common stock, and will be transferred only with our common stock.

=====================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by The Sherwin-Williams Company ("Sherwin-Williams" or the "Company") are incorporated herein by reference, except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference:

         (1) Sherwin-Williams' Annual Report on Form 10-K for the year ended December 31, 2001;

         (2) Sherwin-Williams' Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

         (3) Sherwin-Williams' Quarterly Report on Form 10-Q for the quarter ended June 30, 2002;

         (4) Sherwin-Williams' Quarterly Report on Form 10-Q for the quarter ended September 30, 2002;

         (5)      Sherwin-Williams' Current Report on Form 8-K, dated March 21,
                  2002;

         (6)      Sherwin-Williams' Current Report on Form 8-K, dated April 10,
                  2002;

         (7)      Sherwin-Williams' Current Report on Form 8-K, dated July 11,
                  2002;

         (8)      Sherwin-Williams' Current Report on Form 8-K, dated August 12,
                  2002;

         (9) Sherwin-Williams' Current Report on Form 8-K, dated September 27, 2002;

         (10) The description of Sherwin-Williams' common stock included in its registration statements filed under Section 12 of the Securities Exchange Act, including any amendments or reports filed for the purpose of updating such description; and

         (11) The description of Sherwin-Williams' cumulative redeemable serial preferred stock purchase rights associated with the common stock included in Sherwin-Williams' Registration Statement on Form 8-A filed with the SEC on April 24, 1997 under Section 12 of the Securities Exchange Act.

         All documents subsequently filed by Sherwin-Williams pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of Sherwin-Williams' common stock being registered pursuant to this Registration Statement has been passed upon by L.E. Stellato, Vice President, General Counsel and Secretary of Sherwin-Williams. At November 1, 2002, Mr. Stellato beneficially owned 33,644 shares of common stock and held options to purchase an additional 186,000 shares of common stock of which 96,000 were exercisable within 60 days of such date. Mr. Stellato is eligible to participate in the 2003 Stock Plan.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article IV of Sherwin-Williams' Regulations, as amended April 27, 1988 (the "Regulations"), filed as Exhibit 4(b) to Post-Effective Amendment No. 1 to Form S-8 File Number 2-91401, filed May 2, 1988, is incorporated herein by reference.

         Reference is made to Section 1701.13(E) of the Ohio Revised Code relating to the indemnification of directors and officers of an Ohio corporation and to Sections 1 and 2 of Article IV of the Regulations.

         The Ohio Revised Code permits and Section 1 of Article IV of the Regulations provides that Sherwin-Williams shall indemnify its directors, officers and employees against amounts that may be incurred in connection with certain actions, suits or proceedings under the circumstances as set out in Sections 1(a) and 1(b) of Article IV of the Regulations. However, the Ohio Revised Code and Section 1 of Article IV of the Regulations limit indemnification in respect of certain claims, issues or matters as to which such party is adjudged to be liable for negligence or misconduct in performance of his or her duty to Sherwin-Williams and also in actions in which the only liability asserted against a director is for certain statutory violations. The Ohio Revised Code and Section 1 of Article IV of the Regulations also provide that general indemnification provisions as found in Sections 1(a) and 1(b) of
Article IV of the Regulations do not limit the remaining provisions of Article IV of the Regulations.

         In addition, with certain limited exceptions, expenses incurred by a director in defending an action must be paid by Sherwin-Williams as they are incurred in advance of the final disposition if the director agrees (i) to repay such advances if it is proved by clear and convincing evidence that the director's action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to Sherwin-Williams or undertaken with reckless disregard for Sherwin-Williams' best interests and (ii) to reasonably cooperate with Sherwin-Williams concerning the action. Also, Sherwin-Williams may pay certain expenses incurred by an officer or employee in defending an action as they are incurred in advance of the final disposition of an action if the officer or employee receiving the advance undertakes to repay the advance if it is ultimately determined that the officer or employee receiving the advance is not entitled to indemnification.

         Sherwin-Williams may from time to time maintain insurance on behalf of any person who is or was a director, officer or employee against any loss arising from any claim asserted against such director, officer or employee in any such capacity, subject to certain exclusions. Sherwin-Williams has entered into indemnification agreements with its directors and certain of its officers providing protection as permitted by law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         The exhibits to this Registration Statement are listed in the Exhibit Index on page II-6, which information is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on

Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on November 15, 2002.

                                      The Sherwin-Williams Company

                                      By: /s/ L.E. Stellato
                                          -------------------------------------
                                           L.E. Stellato,
                                            Vice President, General Counsel and
                                             Secretary


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

* C. M. CONNOR                                                Chairman and Chief Executive Officer,
-----------------------------------------------------------   Director (Principal Executive Officer)
C. M. Connor

* J. M. SCAMINACE                                             President and Chief Operating Officer,
-----------------------------------------------------------   Director
J. M. Scaminace

* S. P. HENNESSY                                              Senior Vice President -- Finance
-----------------------------------------------------------   and Chief Financial Officer
S. P. Hennessy                                                (Principal Financial Officer)

* J. L. AULT                                                  Vice President -- Corporate Controller
-----------------------------------------------------------   (Principal Accounting Officer)
J. L. Ault

* J. C. BOLAND                                                Director
-----------------------------------------------------------
J. C. Boland

* J. G. BREEN                                                 Director
-----------------------------------------------------------
J. G. Breen

* D. E. COLLINS                                               Director
-----------------------------------------------------------
D. E. Collins

* D. E. EVANS                                                 Director
-----------------------------------------------------------
D. E. Evans

* R. W. MAHONEY                                               Director
-----------------------------------------------------------
R. W. Mahoney

* G. E. MCCULLOUGH                                            Director
-----------------------------------------------------------
G. E. McCullough

* A. M. MIXON, III                                            Director
-----------------------------------------------------------
A. M. Mixon, III

* C. E. MOLL                                                  Director
-----------------------------------------------------------
C. E. Moll

* R. K. SMUCKER                                               Director
-----------------------------------------------------------
R. K. Smucker


* The undersigned, by signing his name hereto, does hereby sign this registration statement on behalf of each of the above-named officers and directors of Sherwin-Williams pursuant to powers of attorney executed by each such officer and director and filed herewith.


By:  /s/ L.E. Stellato                                        November 15, 2002
     ------------------------------------------------
        L. E. Stellato, Attorney-in-fact


                                                   EXHIBIT INDEX

Exhibit                    Description
4.1                        Amended and Restated Articles of Incorporation of
                           Sherwin-Williams, as amended through May 1, 2001, filed as Exhibit 3(a) to Sherwin-Williams' Annual
                           Report on Form 10-K for the fiscal year ended
                           December 31, 2001, and incorporated herein by reference.

4.2 Regulations of Sherwin-Williams, as amended, dated April 27, 1988, filed as Exhibit 4(b) to Post-Effective Amendment No. 1, dated April 29, 1988, to Form S-8 Registration Statement Number 2-91401, and incorporated herein by reference.

4.3 Rights Agreement between Sherwin-Williams and The Bank of New York, as successor Rights Agent to KeyBank National Association, dated April 23, 1997, filed as Exhibit 1 to Form 8-A, dated April 24, 1997, and incorporated herein by reference.

5.1      Opinion of L.E. Stellato (filed herewith).

10.1 The Sherwin-Williams Company 2003 Stock Plan, filed as Exhibit 10(a) to Sherwin-Williams' Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002, and incorporated herein by reference.

23.1     Consent of L.E. Stellato, included in Exhibit 5.1 (filed herewith).

23.2     Consent of Ernst & Young LLP, Independent Auditors (filed herewith).

24.1     Powers of Attorney (filed herewith).

24.2 Certified Resolution Authorizing Signature by Power of Attorney (filed herewith).